UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2005

FIRST CITIZENS BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-16471	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3128 Smoketree Court Raleigh, North Carolina		27604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 716-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Our wholly-owned subsidiaries, First-Citizens Bank & Trust Company and IronStone Bank (collectively, the “Banks”), have entered into written agreements with certain of their officers, including our five executive officers named below, which provide for payments to the officers or their beneficiaries following the officers’ retirement or death. The new agreements supersede and replace similar agreements that previously were in effect with certain of those officers and reflect increases in the amounts of payments provided for in the previous agreements, as well as revisions to update other terms. Under the new agreements between each Bank and its officers, the Bank will make monthly payments to each officer for a period of ten years, beginning six months and one week following the officer’s retirement at age 65 or at another age agreed to by the Bank (or, in the case of Lewis R. Holding and Frank B. Holding, following their retirement on January 1, 2011, or on a later date elected by them at least 12 months prior to their original retirement date). In return for those payments, each officer has agreed to provide limited consulting services to, and not to “compete” (as defined in the agreements) against, the Bank during the payment period. If an officer dies while employed by the Bank, or before all payments have been made following retirement, remaining payments under the officer’s agreement will be made to the officer’s designated beneficiary or estate. If an officer’s employment is terminated for any reason other than retirement or death, the officer’s agreement also will terminate and no payments will be made. The Banks may terminate an officer’s agreement for any reason without obligation at any time prior to retirement or death. The following table lists the monthly payment amount provided for in the agreement with each of our five named executive officers.

Name	Relationship with us	Date of execution	Monthly payment amount

Lewis R. Holding	Chairman, Chief Executive Officer and principal shareholder	10/25/05	$33,338
Frank B. Holding	Executive Vice Chairman and principal shareholder	10/25/05	33,338
James B. Hyler, Jr.	Vice Chairman Chief Operating Officer	09/30/05	26,877
Frank B. Holding, Jr.	President and principal shareholder	10/15/05	16,257
James M. Parker	IronStone Bank West President	10/05/05	14,498

The agreements were approved by the Banks’ Boards of Directors following the review and favorable recommendation of the joint Compensation Committee of our Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

FIRST CITIZENS BANCSHARES, INC. (Registrant)

Date: October 27 , 2005	By:	/s/ KennethA. Black
Kenneth A. Black Chief Financial Officer

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